EXHIBIT 23: CONSENT OF BONADIO & CO., LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pathfinder Bancorp, Inc.

Oswego, New York

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-202081 and 333-224388) of our report dated March 25, 2022 of Pathfinder Bancorp, Inc. relating to the consolidated financial statements, which report appears in this Annual Report on Form 10-K.

/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Pittsford, New York
March 25, 2022